UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
     Date of Report (Date of Earliest Event Reported)   October 3, 2005

                     Commission File Number: 000-14047

                         EWORLDMEDIA HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)

                    610 Newport Center Drive, Suite 210
                      Newport Beach, California  92660
        (Address of principal executive offices, including zip code)

                               (949) 718-0999
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                         EWORLDMEDIA HOLDINGS, INC.

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material

On September 29, 2005, eWorldMedia Holdings, Inc. (the "Company") executed a consulting agreement for travel services and technologies (the
"Agreement") with Xquisite Enterprises, LLC, a Hawaii company,
("Xquisite"). Pursuant to the terms of the Agreement, Xquisite shall offer its services exclusively to the Company in order to develop travel technology, which technology will be 50/50 co-owned by the Company and Xquisite.

The Company shall pay to Xquisite, in addition to stock compensation discussed further in Item 3.02, cash compensation in the amount of $17,500 per month for four months. The first payment was due upon execution of the Agreement and the remaining three payments shall be due on the 25th of each month thereafter. This Agreement may be terminated by either party for cause upon thirty days prior written notice.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Agreement. However, pursuant to the terms of the Agreement, each of Xquisite's staff members shall be given a position in the Company's network marketing organization.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On September 29, 2005, pursuant to its agreement with Xquisite, described further in Item 1.01, the Company issued 50,000 shares of the Company's Series B Preferred stock (the "Preferred Shares") to Xquisite as partial compensation. Up to an additional 450,000 shares of a combination of Preferred and /or Common shall be payable to Xquisite, as further compensation, based upon performance as follows: 180,000 Preferred Shares shall be payable upon launch of a general travel search engine, $180,000 Common Shares shall be payable upon launch of a FAM search engine, and 90,000 Common Shares shall be payable upon launch of a consolidator search engine.

Series B Preferred Shares are convertible into shares of the Company's common stock ("Common Shares") at a rate of one Series B Preferred Share to one Common Share at the option of holder. Series B Preferred Shares are also non-voting.

                                 SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Date: October 3, 2005    EWORLDMEDIA HOLDINGS, INC.

                         By: /S/ Ron Touchard
                         ------------------------------------
                                 Ron Touchard
                                 CEO and Chairman